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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use in this Post-Effective Amendment No. 16 to the AmeriPrime Funds' Registration Statement on Form N-1A of our report dated November 17, 1997 on the financial statements of the AmeriPrime Funds and the Financial Highlights included in the Prospectus and to the references made to us under the caption "Financial Highlights" and "Auditors" included in each Prospectus and under the caption "Accountants" included in the Statement of Additional Information.


/s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April _____, 1998